Exhibit 31.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADDED BY
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 (the “Report”) by FPB Bancorp, Inc. (the “Company”), I, Nancy E. Aumack, Chief Financial Officer of the Company, certify,  pursuant to 18 U.S.C. § 1350, as adopted as pursuant to § 906 of the  Sarbanes-Oxley Act of 2002, that, to our knowledge:

1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By: /s/Nancy E. Aumack
Dated: November 9, 2010	Nancy E. Aumack, Principal Financial Officer, Senior Vice President and Chief Financial Officer